UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647-1765

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, Syniverse Holdings, Inc. (the “Company”) issued a press release announcing that Timothy Samples had been appointed to the Board of Directors on March 29, 2007. Mr. Samples will be subject to re-election at the Company’s annual meeting of shareholders to be held on May 9, 2007. The Company has not at this time determined whether Mr. Samples will serve on any standing committee.

There is no arrangement or understanding between Mr. Samples and any other person pursuant to which Mr. Samples was appointed as a director. There are no transactions in which Mr. Samples has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On March 29, 2007, in connection with his appointment to the Board, Mr. Samples received options to purchase 19,000 shares of the Company’s common stock at an exercise price of $10.68 per share. The options vest in three equal annual installments beginning on March 29, 2008. The options expire on March 29, 2017. Mr. Samples also received 7,100 restricted shares that vest in five equal annual installments beginning on March 29, 2008. Mr. Samples will receive an annual retainer of $50,000 (paid quarterly), and to the extent he serves on any committee of the Board of Directors, Mr. Samples will be eligible for the Company’s additional customary committee and chairman fees, as applicable.

The Company issued a press release announcing Mr. Samples’ appointment to the Board of Directors, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued on March 30, 2007 by Syniverse Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: April 3, 2007

SYNIVERSE HOLDINGS, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release issued on March 30, 2007 by Syniverse Technologies, Inc.

*	Filed herewith electronically.